Exhibit 99.1

BioSpecifics Names Joseph Truitt as Permanent Chief Executive Officer

WILIMINGTON, DE – May 11, 2020 – BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company that originated and continues to develop collagenase-based therapies with a first-in-class collagenase-based product marketed as XIAFLEX® in North America, today announced the appointment of Joseph Truitt as Chief Executive Officer. Mr. Truitt was appointed interim Chief Executive Officer by the Company’s Board of Directors on April 6, 2020 and assumed this permanent role on May 7, 2020.

“Joe is a high performing, experienced biopharma executive with an exceptional track record of building successful organizations. Joe’s appointment as Chief Executive Officer comes at a crucial inflection point in the Company’s evolution, as we have set forth a clear, twofold value creation strategy for maximizing the CCH portfolio of commercial and clinical assets and as we begin to take well-considered steps toward identifying external strategic opportunities,” said Jennifer Chao, Chairman of the Board of Directors. “Joe has made important contributions over the last month and we look forward to the strong leadership he will bring to BioSpecifics.”

Prior to joining BioSpecifics, Mr. Truitt was most recently Chief Executive Officer of Achillion Pharmaceuticals, Inc. He joined the company in 2009 and had previous roles of Chief Operations Officer and Chief Commercial Officer. Under his leadership, Achillion was acquired by Alexion Pharmaceuticals, Inc. for $1.2 billion.

“Over the last month, I have become even more confident in the deep value of the Company and the many growth opportunities, which were what originally drew me to the

Company. I look forward to building an even greater future for BioSpecifics and improving many more patients’ lives,” said Joseph Truitt, Chief Executive Officer of BioSpecifics.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a commercial-stage biopharmaceutical company. The Company discovered and developed a proprietary form of injectable collagenase (CCH) which is currently marketed by BioSpecifics’ partner, Endo International plc (Endo), as XIAFLEX® in North America for the treatment of Dupuytren’s contracture and Peyronie’s disease. Endo expects a commercial launch in the first quarter of 2021 for a third CCH indication, cellulite, subject to U.S. Food and Drug Administration approval, which is expected in the second half of 2020. The CCH research and development pipeline includes several additional potential indications; adhesive capsulitis, plantar fibromatosis and uterine fibroids. For more information, please visit www.biospecifics.com.

Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the Company’s strategy, future operations, projected prospects, plans and objectives of management, future strategic opportunities, the effect of recent management and board leadership changes, and the assumptions underlying or relating to such statements, are “forward-looking statements.” In some cases, these statements can be identified by forward-looking words such as “expect,” “plan,” “anticipate,” “potential,” “estimate,” “can,” “will,” “continue,” “believe,” the negative or plural of these words, and other similar expressions. These forward-looking statements are predictions based on our current expectations and our projections about future events and various assumptions. There can be no assurance that we will realize our expectations or that our beliefs will prove correct. There are a number of important factors that could cause BioSpecifics’ actual results to differ materially from those indicated by such forward-looking statements, including, but not limited to: the timing of regulatory filings and action; the ability of Endo to achieve its objectives for XIAFLEX®; the market for XIAFLEX® in, and timing, initiation, and outcome of clinical trials for, additional indications, which will determine the amount of milestone, royalty, mark-up on cost of goods sold, license, and sublicense income that BioSpecifics may receive; the potential of XIAFLEX® to be used in additional indications; Endo modifying its objectives or allocating resources other than to XIAFLEX®; the impacts of the COVID-19 pandemic; and other risk factors identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Annual Report”), specifically in Part I, Item IA under the heading “Risk Factors” of the 2019 Annual Report and risk factors identified in our other filings with the Securities and Exchange Commission. All forward-looking statements included in this report are made as of the date hereof, are expressly qualified in their entirety by the cautionary statements included in this report and, except as may be required by law, we assume no obligation to update these forward-looking statements.

Contact:

Stern Investor Relations, Inc.

Sarah McCabe

212-362-1200

sarah.mccabe@sternir.com

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